Exhibit 99.1

CONTACTS:

(Media):	Tony Lentini	(713/296-6227)
	Bill Mintz	(713/296-7276)
	David Higgins	(713/296-6690)

(Investor):	Robert Dye	(713/296-6662)

(Web site):	www.apachecorp.com

FOR RELEASE AT 8 A.M. CENTRAL TIME

APACHE REPORTS RECORD FIRST-QUARTER EARNINGS OF $2.10 PER SHARE

     Houston (April 24, 2003) — Apache Corporation (NYSE: APA) today reported that rising commodity prices and strong production fueled record first-quarter earnings of $337.5 million or $2.10 per diluted common share, including the cumulative effect of a change in accounting principles regarding asset retirement obligations.

     Excluding the effect of the accounting change, Apache earned $1.94 per diluted common share, or $310.9 million, which was nearly four times first quarter 2002 earnings of 52 cents per diluted common share, or $75.8 million.

     “In just one quarter, Apache’s net income exceeded the full-year totals for all but three of our 48 years,” said G. Steven Farris, president, chief executive officer and chief operating officer. “In March alone, Apache earned $147.8 million, or nearly $5 million a day. In one month, Apache earned more than the company earned in all of 1996.”

     Apache reported that cash from operations totaled $644 million in the first quarter, up from $289.2 million in the prior-year period, and exceeded the full-year totals for the first 44 years of Apache’s 48-year history. (Please see below for a reconciliation of Apache’s calculation of cash from operations, a non-GAAP financial measure.)

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APACHE REPORTS RECORD FIRST-QUARTER EARNINGS — ADD ONE

     “Apache’s record financial results reflected a combination of robust commodity prices and strong production added at responsible costs,” Farris said.

     First-quarter operating results reflect 18 days of oil and gas sales from the Gulf of Mexico portion of Apache’s $1.3 billion acquisition of properties from BP, but no impact from the purchase of the North Sea Forties field portion, which was completed on April 2. Production from both segments of the acquisition will be included going forward.

     As a result of cash generated by higher commodity prices and rising production, as well as Apache’s $554 million common stock offering during the first quarter, Apache expects to end the second quarter with a lower debt-to-capitalization ratio than at the beginning of the year, Farris said.

     “With the additional production from the BP acquisition and first production expected this summer from the Zhao Dong development in China, we are on course for strong production growth in 2003,” Farris said.

     Oil production averaged 158,815 barrels per day in the first quarter, up from 150,253 barrels per day in the fourth quarter of 2002. Natural gas production averaged 1.09 billion cubic feet (Bcf) per day, up from 1.07 Bcf per day in the fourth quarter. Natural gas liquids (NGLs) production averaged 7,489 barrels per day, down from 8,967 barrels per day in the fourth quarter.

     During the first quarter, Apache realized average prices of $5.29 per thousand cubic feet (Mcf) of natural gas, up from $3.43 per Mcf in the fourth quarter; $30.67 per barrel of oil, up from $26.77 per barrel in the fourth quarter; and $24.42 per barrel of NGLs, up from $16.19 per barrel in the fourth quarter.

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APACHE REPORTS RECORD FIRST-QUARTER EARNINGS — ADD TWO

     Oil and gas production revenues totaled $975.2 million in the first quarter, also a record.

     Apache’s first-quarter results reflect the adoption of Statement of Financial Accounting Standards No. 143 (SFAS No. 143), “Accounting for Asset Retirement Obligations,” which requires companies to record the present value of estimated future abandonment obligations as a liability, with a corresponding entry to oil and gas assets. The adoption of SFAS No. 143 resulted in a non-cash cumulative-effect benefit of $27 million. The effect of this rule over time will be zero because, in the end, it is simply a timing issue.

     “Once again, the rule makers have served to complicate an accepted and readily understood historical industry practice,” said Apache Chairman Raymond Plank. “In our case, we had already reflected through our amortization rate a significant portion of our future abandonment liabilities. This rule caused us to reverse prior charges and recognize a gain we didn’t earn. It tinkers with comprehendible accounting.”

     Apache Corporation is a large gas and oil independent with core operations in the United States, Canada, Egypt, the United Kingdom North Sea and Western Australia.

-end-

     NOTE: Apache will webcast its conference call live at 1 p.m. Central Time from its Web site, www.apachecorp.com. The replay will be available on the Web site or by dialing (719) 457-0820 and using pass code 452671. The telephone replay will be available for one week beginning at approximately 5 p.m. on April 24.

     This news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding Apache’s financing, financial ratios, use of funds, production growth and timing of new developments. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions and uncertainties. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter
	Ended March 31,

	2003	2002

REVENUES:
Oil and gas production revenues	$975,162	$529,389
Other revenues	(8,553)	(1,393)

Total revenues	966,609	527,996

OPERATING EXPENSES:
Depreciation, depletion and amortization	214,349	211,039
Asset retirement obligation accretion	5,313	—
International impairments	—	4,600
Lease operating costs	134,135	112,304
Gathering and transportation costs	11,861	8,233
Severance and other taxes	24,554	14,199
General and administrative	27,831	25,352

Total operating expenses	418,043	375,727

OPERATING INCOME	548,566	152,269
FINANCING COSTS:
Interest expense	37,696	36,882
Amortization of deferred loan costs	531	334
Capitalized interest	(11,232)	(10,022)
Interest income	(1,074)	(1,169)

Net financing costs	25,921	26,025

Preferred interests of subsidiaries	3,362	3,533

INCOME BEFORE INCOME TAXES	519,283	122,711
Provision for income taxes	206,986	42,039

INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE	312,297	80,672
Cumulative effect of change in accounting principle, net of tax	26,632	—

NET INCOME	338,929	80,672
Preferred stock dividends	1,420	4,908

INCOME ATTRIBUTABLE TO COMMON STOCK	$337,509	$75,764

INCOME ATTRIBUTABLE TO COMMON STOCK BEFORE CHANGE IN ACCOUNTING PRINCIPLE	$310,877	$75,764

BASIC NET INCOME PER COMMON SHARE
Before change in accounting principle	$1.95	$.53

After change in accounting principle	$2.12	$.53

DILUTED NET INCOME PER COMMON SHARE
Before change in accounting principle	$1.94	$0.52

After change in accounting principle	$2.10	$0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	159,255	144,159

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter
	Ended March 31,

	2003	2002

CAPITALIZED COSTS INCURRED:
North America exploration and development	$252,327	$137,377
International exploration and development	89,949	60,871

Total exploration and development	$342,276	$198,248

Acquisitions:
Oil and gas properties	$544,371	$108
Gas gathering, transmission and processing facilities	5,484	—
Goodwill	—	—

Total Acquisitions	$549,855	$108

Asset Retirement Obligation	$350,686	$—
Capitalized interest	$11,232	$10,022
Property sales	$(521)	$(796)

	March 31,	December 31,
	2003	2002

BALANCE SHEET DATA:
Preferred interests of subsidiaries	$437,088	$436,626
Total debt	$1,943,364	$2,158,815
Shareholders’ equity	$5,803,100	$4,924,280
Common shares outstanding at end of period	161,602	151,253

NON-GAAP FINANCIAL MEASURE:

Cash from operations represents net cash provided by operating activities before changes in operating assets and liabilities. Cash from operations is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Cash from operations is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash from operations is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities, as an indicator of cash flows, or as a measure of liquidity. The following table reconciles net cash provided by operating activities to cash from operations.

	For the Quarter
	Ended March 31,

	2003	2002

Net cash provided by operating activities	$538,041	$205,265
Changes in operating assets and liabilities	(105,924)	(83,943)

Cash from operations	$643,965	$289,208

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter
	Ended March 31,

	2003	2002

FINANCIAL DATA:
Revenues	$966,609	$527,996

Income Attributable to Common Stock	$337,509	$75,764

Basic Net Income Per Common Share:
Before change in accounting principle	$1.95	$.53

After change in accounting principle	$2.12	$.53

Diluted Net Income Per Common Share:
Before change in accounting principle	$1.94	$.52

After change in accounting principle	$2.10	$.52

Weighted Average Common Shares Outstanding	159,255	144,159

Diluted Shares Outstanding	160,580	145,767

PRODUCTION AND PRICING DATA:
NATURAL GAS VOLUME — Mcf per day
United States	552,783	540,433
Canada	309,205	314,659
Egypt	123,719	117,525
Australia	101,153	120,645
Argentina	6,788	3,856

Total	1,093,648	1,097,118

AVERAGE NATURAL GAS PRICE PER MCF
United States	$6.22	$2.35
Canada	5.35	2.33
Egypt	4.50	3.05
Australia	1.31	1.23
Argentina	0.42	0.64
Total	5.29	2.29
OIL VOLUME — Barrels per day
United States	57,334	55,829
Canada	24,735	25,339
Egypt	45,710	44,378
Australia	30,439	32,941
Argentina	597	669

Total	158,815	159,156

AVERAGE OIL PRICE PER BARREL
United States	$28.97	$20.56
Canada	32.09	18.87
Egypt	30.46	21.42
Australia	33.00	20.60
Argentina	31.95	20.07
Total	30.67	20.53
NGL VOLUME — Barrels per day
United States	6,083	6,895
Canada	1,406	1,358

Total	7,489	8,253

AVERAGE NGL PRICE PER BARREL
United States	$24.34	$12.78
Canada	24.75	10.95
Total	24.42	12.48